As filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, on March 25, 2025.

Registration No. 333-285648

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Siddhi Acquisition Corp
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	98-1799837
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Wall Street, 20th Floor
New York, NY 10005
(347) 316-8312
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Copies to:

Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Simon Raftopoulos Alexandra Low Appleby (Cayman) Ltd. 9th Floor, 60 Nexus Way Camana Bay Grand Cayman, KY1-1104 (345) 949-4900	Gregg A. Noel Brian D. Paulson Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Siddhi Acquisition Corp is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-285648 ) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    The following exhibits are being filed herewith:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Amended and Restated Memorandum and Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Ordinary Share Certificate
4.3*	Specimen Rights Certificate (included in Exhibit 4.4)
4.4*	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant
4.5*	Share Rights Agreement
5.1*	Opinion of Loeb & Loeb LLP
5.2*	Form of Opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Registrant
10.1*	Form of Letter Agreement among the Registrant, Siddhi Sponsor LLC and each of the officers and directors of the Registrant
10.2*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3*	Form of Registration Rights Agreement among the Registrant, Siddhi Sponsor LLC and the Holders signatory thereto.
10.4*	Form of Private Placement Units Purchase Agreement between the Registrant and Siddhi Sponsor LLC
10.5*	Form of Indemnity Agreement
10.6*	Promissory Note issued to Siddhi Sponsor LLC dated July 15, 2024
10.7*	Amendment to Promissory Note issued to Siddhi Sponsor LLC dated February 21, 2025
10.8*	Securities Subscription Agreement between Siddhi Sponsor LLC and the Registrant
10.9*	Amended and Restated Securities Subscription Agreement between Siddhi Sponsor LLC and the Registrant
10.10*	Second Amended and Restated Securities Subscription Agreement between Siddhi Sponsor LLC and the Registrant
10.11*	Administrative Services Agreement between Siddhi Acquisition Corp and Siddhi Capital Holdings, LLC
14*	Form of Code Ethics.
23.1**	Consent of Withum Smith+Brown, PC
23.2*	Consent of Loeb & Loeb LLP (included on Exhibit 5.1)
23.3*	Consent of Appleby (Cayman) Ltd. (included on Exhibit 5.2)
24.1**	Power of Attorney (included on the signature page of the initial filing)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Consent of Brian D. Finn to be named as director nominee.
99.4*	Consent of Alan H. Howard to be named as director nominee.
99.5*	Consent of Jessica Hoffman Brennan to be named as director nominee.
99.6*	Consent of Matthew Shigenobu Muta to be named as director nominee.
107.1**	Filing Fee Table

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*        Filed herewith.

**      Previously filed.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of March, 2025.

Siddhi Acquisition Corp
By:	/s/ Sam Potter
Name:	Sam Potter
Title:	Chief Executive Officer and Executive Chair (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Sam Potter	Chief Executive Officer and Executive Chair	March 25, 2025
Sam Potter	(Principal Executive Officer)
*	Chief Financial Officer	March 25, 2025
Mike Rollins	(Principal Financial and Accounting Officer)
*	Chairman of the Board	March 25, 2025
Brian D. Finn
*	Director	March 25, 2025
Alan H. Howard
*	Director	March 25, 2025
Jessica Hoffman Brennan
*	Director	March 25, 2025
Matthew Shigenobu Muta
*By:	/s/ Sam Potter
Name: Sam Potter
Title: Attorney-in-fact

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